SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
June 11, 2009 (June 10, 2009)
Date of Report (Date of earliest event reported)
FLOW INTERNATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-12448 (Commission File Number)	91-1104842 (I.R.S. Employer Identification Number)
23500 — 64th Avenue South, Kent, Washington 98032
(Address of principal executive offices) (Zip Code)
(253) 850-3500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into Material Definitive Agreement.
Second Amended and Restated Credit Agreement
     On June 10, 2009, Flow International Corporation (“Flow” or the “Company”) announced that it had entered into a new $40 million revolving secured credit facility. This replaces the credit facility that was entered into on March 10, 2009 and discussed in the Company’s Form 8-k filed March 12, 2009. The new two-year credit facility expires on June 10, 2011. The new credit facility includes three primary financial covenants: consolidated senior leverage ratio, consolidated fixed charge coverage ratio and minimum consolidated adjusted EBITDA. Bank of America, N.A. served as Lead Agent and US Bank N.A. served as Documentation Agent. The syndicate also includes Wells Fargo Bank.
     A copy of the Second Amended and Restated Credit Agreement and the press release is attached as Exhibit 10.1 and 99.1, respectively, to this Current Report on Form 8-K.
ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information disclosed above under Item 1.01 is incorporated herein by reference.
ITEM 9.01. Exhibits.
(d) Exhibits

Item No.	Description
10.1	Second Amended and Restated Credit Agreement dated June 10, 2009

99.1	Press Release dated June 10, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOW INTERNATIONAL CORPORATION
Date: June 11, 2009	By:	/s/ John S. Leness
John S. Leness
General Counsel and Corporate Secretary